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                                                                     EXHIBIT 2.1

                  PLAN OF REORGANIZATION AND MERGER AGREEMENT

     This Plan of Reorganization and Merger Agreement ("Agreement") is entered into as of September 17, 2001, by and between STURGIS BANK & TRUST COMPANY ("Sturgis"), STURGIS BANCORP, INC. ("Holding Company") and SBT INTERIM BANK ("Interim Bank") to be joined in upon its formation, for the sole purpose of consummating the reorganization provided for herein.

RECITALS AND UNDERTAKINGS

     A. Sturgis is a state savings bank subject to regulation and supervision by the Federal Deposit Insurance Corporation ("FDIC") and the Michigan Consumer and Industry Services, Office of Financial and Insurance Savings, Division of Financial Institutions ("DFI") with its principal office in Sturgis, Michigan. Interim Bank, upon its formation, shall be a state savings bank with its principal offices in Sturgis, Michigan. Holding Company is a corporation organized and existing under the laws of the State of Michigan with its principal offices in Sturgis, Michigan.

     B. As of the date hereof, Sturgis has 4,000,000 shares of common stock $1.00 par value per share ("Sturgis Common Stock") authorized and 3,101,534 shares issued and outstanding.

     C. As of the date hereof, Interim Bank has 10 shares of common stock $1.00 par value per share ("Interim Bank Common Stock") authorized, all of which will be outstanding with all outstanding shares owned by Holding Company at the time of the Merger.

     D. As of the date hereof, Holding Company has 9,000,000 shares common stock $1.00 par value per share and 1,000,000 shares of preferred stock $1.00 par value per share ("Holding Company Common Stock") authorized of which three (300) hundred shares of Holding Company Common Stock will be outstanding at the time of the Merger referred to herein.

     E. The Boards of Directors of Sturgis, Interim Bank and Holding Company believe that the Reorganization will permit greater flexibility in responding to the changing financial requirements of banking customers and in meeting the competition of other financial institutions.

     NOW, THEREFORE, in consideration of the promises and mutual covenants, agreements and undertakings of the parties herein set forth and for the purposes of prescribing the terms and conditions of the Merger, the parties agree as follows:

                                   SECTION 1.

                                    GENERAL

     1.1 The Merger. On the Effective Date as defined in Section 1.2, Interim Bank shall be merged with and into Sturgis (the "Merger") with Sturgis being the surviving bank (the "Surviving State Savings Bank") and a subsidiary of Holding Company (collectively the "Reorganization"). The business of the Surviving State Savings Bank shall be that of a state savings bank and the name of the Surviving State Savings Bank shall be Sturgis Bank & Trust Company. The business shall be conducted by the Surviving State Savings Bank at its principal office located at 125 E. Chicago Road, P.O. Box 600, Sturgis, Michigan 49091 and at the legally established offices of Sturgis prior to the Merger.

     1.2 Effective Date. The Merger described herein shall become effective, as amended if necessary, to conform to any requirements of law or governmental authority or agency which requirements are not materially in contravention of any of the substantive terms hereon. At the date and time specified in a merger approval issued by the DFI (the "Effective Date") the Merger shall be in accordance with the provisions of the Michigan Savings Bank Act.

     1.3 Articles of Association, Bylaws, Certificate of Authority and Deposit Insurance Coverage. At the close of business on the Effective Date, the Articles of Incorporation of Sturgis as in effect immediately prior

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to such time on the Effective Date, shall be the Articles of Incorporation of the Surviving State Savings Bank, without change or amendment (until amended or repealed as provided by law), the Bylaws of Sturgis shall be the bylaws of the Surviving State Savings Bank, without change or amendment (until amended or repealed as provided by law), and the insurance of deposit coverage of Sturgis by the FDIC shall be the deposit insurance of the Surviving State Savings Bank.

     1.4 Directors and Officers of the Surviving State Savings Bank. At the close of business on the Effective Date, the directors and officers of Sturgis immediately prior to such time on the Effective Date shall be the directors and officers of the Surviving State Savings Bank. Directors of the Surviving State Savings Bank shall serve until the next annual meeting of shareholders of the Surviving State Savings Bank or until such time as their successors are elected and have qualified.

     1.5 Capitalization of Holding Company. For the purposes of facilitating the transactions required for the Reorganization and pursuant to the Shareholders Agreement, each of Raymond H. Dresser, Jr., Leonard L. Eishen and Lawrence A. Franks (the "Initial Holding Company Shareholders") shall purchase 100 shares of the capital stock of Holding Company at a purchase price of one dollar ($1.00) per share. The total amount of each purchase shall be one hundred dollars ($100.00) and the aggregate amount of the initial capitalization of Holding Company shall be three hundred dollars ($300.00). Upon the consummation of the Reorganization, Holding Company will be obligated to repurchase for cash each of the Initial Holding Company Shareholders shares and the Initial Holding Company Shareholders will be obligated to resell to the Holding Company the above mentioned three hundred shares at the repurchased price of one dollar ($1.00) per share for a total repurchase price of three hundred dollars ($300.00). The aggregate amount to be paid for the three hundred shares repurchased is three hundred dollars ($300.00).

     1.6 Capitalization of Interim Bank. For the purposes of facilitating the transactions required for the Reorganization, Holding Company shall purchase 10 shares of capital stock of Interim Bank at a purchase price of one dollar per share. The total amount of the purchase shall be ten dollars and the aggregate amount of the initial capitalization of the Interim Bank shall be ten dollars. Upon the consummation of the Reorganization, Holding Company will be obligated to repurchase for cash the initial Interim Bank shares for a total repurchase price of ten dollars ($10.00). The aggregate amount to be paid for the ten shares repurchased is ten dollars ($10.00).

     1.7  Effect of the Merger.

     (a) Rights and Privileges. On or after the Effective Date, all of the rights, privileges, powers, franchises, facilities and immunities, as well as all of the properties, real, personal and mixed, tangible and intangible of Sturgis shall continue unaffected and unimpaired by the Merger. On or after the Effective Date, the Surviving State Savings Bank shall without further transfer, possess all of the rights, privileges, powers, franchises, facilities, and immunities, as well as all of the properties, real, personal and mixed, tangible and intangible of Sturgis and Interim Bank.

     (b) Assumption of Liabilities. On or after the Effective Date, the Surviving State Savings Bank shall succeed to and be liable for all debts, liabilities and other obligations, known or unknown, contingent or otherwise, of Interim Bank and Sturgis, in any nature whatsoever, existing on the Effective Date or attributable to the operations of Interim Bank or Sturgis as though the Surviving State Savings Bank had incurred them.

     1.8 Further Assurances. Sturgis and Interim Bank each agree that at any time or from time to time, as when requested by the Surviving State Savings Bank, or by its successors and assigns, it will execute and deliver, or cause to be executed and delivered, in its name by its last acting officers, or by the corresponding officers of the Surviving State Savings Bank, all such conveyances, assignments, transfers, deeds or other instruments, and will take or cause to be taken such further or other action as the Surviving State Savings Bank, or its successors or assigns, may deem necessary or desirable in order to have evidenced the transfer, vesting or devolution of any property right, privilege or franchise or to vest or perfect in or confirm to the Surviving State Savings Bank, or its successors and assigns, title to and possession of all of the property rights, privileges, powers, immunities, franchises and interest referred to in this Section 1 or otherwise to carry out the intent and purposes of this Agreement.
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                                   SECTION 2

                           TREATMENT OF CAPITAL STOCK

     2.1 Stock of Interim Bank. At the close of business on the Effective Date, each share of the Interim Bank Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger, be cancelled.

     2.2 Stock of Sturgis. At the close of business on the Effective Date, each share of Sturgis Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger described herein be exchanged for one share of fully paid nonassessable Holding Company Stock in accordance with the provisions of Section 2.3.

     2.3 Exchange of Stock by Sturgis Shareholders. The exchange of the shares of Sturgis provided in Section 2.2 above shall occur automatically at the close of business on the Effective Date without action by the holders thereof. Each share or certificate evidencing ownership of shares of Sturgis Common Stock thereupon shall be deemed to evidence one share of Holding Company Common Stock. Each holder of shares of Sturgis Common Stock may, but is not required, to surrender such holder's share certificate or certificates to Holding Company, or an exchange agent appointed by Holding Company, and shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares and to which such holders shares theretofore represented by a certificate or certificates so surrendered shall have been converted.

     2.4 Stock of Holding Company. At the close of business on the Effective Date, and after the occurrence described in Section 2.2 above, the three hundred shares of Holding Company Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger described herein, be repurchased and cancelled.

     2.5 Sturgis Stock Options. On the date of this Agreement, options to purchase Sturgis Common Stock (the "Sturgis Stock Options") were previously granted pursuant to the Sturgis Stock Option Plan dated April 28, 1989 and the Sturgis Director's Option Plan dated April 28, 1989 (collectively the "Sturgis Option Plans"). On the Effective Date, each Sturgis Stock Option which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Sturgis Common Stock and shall be converted automatically into an option to purchase an equal number of shares of Holding Company Common Stock. The exercise price per share of Holding Company Common Stock under the Sturgis Option Plans shall be equal to the exercise price per share of Sturgis Common Stock under the original Sturgis Option Plan.

                                   SECTION 3

                                   APPROVALS

     3.1 Shareholder Approvals. As soon as practicable, this Agreement shall be duly submitted to the shareholders of Sturgis, Interim Bank and Holding Company (the "Shareholders") for the purpose of considering and acting upon this Agreement in the manner required by law. The approval of this Agreement by the Shareholders shall be deemed to include approval of all such changes to this Agreement, if any, as may be required from time to time by any bank regulatory agency or department.

     3.2 Regulatory Approvals. Each of the parties hereto shall execute and file with the appropriate regulatory authorities all necessary documents and instruments and shall take every reasonable and necessary step and action to comply with and to secure such regulatory approval of this Agreement and the transactions contemplated herein as may be required by all applicable statutes, rules and regulations, including without limitation the consents and approvals referred to in Section 4.

     3.3 Registration Statement. Pursuant to Section 3(a)(12) of the Securities Exchange Act of 1934 ("Exchange Act"), the securities issued in connection with the reorganization by Sturgis Bancorp are exempt from registration with the Securities and Exchange Commission. As part of the transaction, however, Sturgis will file a Prospectus/Proxy Statement with the Federal Deposit Insurance Corporation ("FDIC") outlining the details of the reorganization and setting the Special Meeting of the Sturgis shareholders to vote on the

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reorganization. Upon completion of the reorganization, Sturgis Bancorp will file a registration statement on Exchange Act Form 8-A for the registration of Sturgis Bancorp securities.

                                   SECTION 4

                              CONDITIONS PRECEDENT

     Conditions Precedent to the Merger. Consummation of the Merger described herein is subject to satisfaction of the following conditions.

     4.1 Ratification and approval of this Agreement by the holders of not less than two-thirds of the outstanding shares of Sturgis and Interim Bank and a majority of the Holding Company, in accordance with applicable provisions of law.

     4.2 Obtaining all other consents and approvals, satisfying all other requirements, prescribed by law or otherwise, which are necessary for the Merger described herein to be consummated, including without limitation, approvals from the FDIC, the DFI and the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956 as amended and Regulation Y promulgated pursuant thereto, and authorizations, to the extent necessary, under applicable Blue Sky Laws with respect to the securities of Holding Company issued upon consummation of the Merger.

     4.3 Issuance of a favorable opinion in a form and substance satisfactory to each of the parties hereto and their counsel, with respect to the tax consequences on the parties and their stockholders of the Merger described herein.

     4.4 Procuring all other consents or approvals, governmental or otherwise, which in the opinion of counsel for Sturgis are or may be necessary to permit or to enable the Surviving State Savings Bank to conduct, upon and after the Merger described herein, all or any part of the business and other activities in which Sturgis will be engaged up to the time of such Merger, in the same manner and to the same extent Sturgis engages in such businesses and other activities immediately prior to such Merger.

     4.5 Performance by each of the parties hereto of all obligations under this Agreement which are to be performed prior to the consummation of the Merger described herein.

                                   SECTION 5

                                  TERMINATION

     5.1 Termination of the Merger. This Agreement may be terminated at any time before the Merger becomes effective if any condition specified in Section 4 has not been fulfilled within a reasonable period of time (as determined by a majority of the Board of Directors of any of the parties), or prior to the Effective Date, a majority of the members of the Board of Directors of any of the parties hereto has determined that:

          (a) The number of shares of Sturgis Common Stock voting against the Merger makes consummation of the Merger inadvisable;

          (b) Any action, suit, proceeding or claim relating to the Merger described herein has been instituted, made or threatened which makes consummation of the Merger inadvisable; or

          (c) For any other reason consummation of the Merger is inadvisable.

Upon termination, this Agreement shall be void and of no further effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of the parties or their respective directors, officers, employees, agents or shareholders.

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                                   SECTION 6

                         AMENDMENT, MODIFICATION, ETC.

     6.1 Amendment, Modification, Etc. Sturgis, Holding Company and Interim Bank, by mutual consent of their respective Boards of Directors, to the extent permitted by applicable law, may amend, modify, supplement and interpret this Agreement in such manner as may be mutually agreed upon by them in writing at any time, before or after adoption thereof by the shareholders of Sturgis, Holding Company and Interim Bank, as applicable; provided, however, that no such amendment, modification or supplementation shall change the number or kind of securities to be issued by Holding Company exchanged for each security of Sturgis, or any other principal terms, except: (1) by the affirmative action of such shareholders as required by law, or (2) the initial approval of this Agreement by Sturgis' shareholders shall be deemed to include approval of such changes to this Agreement, if any, as may be required from time to time by bank regulatory agencies or departments or other governmental authorities.

                                   SECTION 7

                               EXPENSES OF MERGER

     7.1 Expenses of the Merger. All expenses of the Merger, described herein, without limitation, filing fees, printing costs, mailing costs, accountants fees, legal fees and proxy solicitation fees shall be paid by Sturgis.

     7.2 Tax Consequences. It is intended that (i) the Reorganization shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code and (ii) this Agreement constitutes a "plan of reorganization" for purposes of Section 368 of the Internal Revenue Code.

                                   SECTION 8

                               DISSENTERS RIGHTS

     8.1 Dissenter Rights. Any shareholder of Sturgis who votes against the Merger, or has given notice in writing to Sturgis at or prior to the shareholders' meeting to be held for the purpose of considering the Merger that he or she dissents from the Merger, shall be entitled to receive in cash from Sturgis the fair value of all shares held by him or her if and when the Merger is consummated in accordance with applicable law.

                                   SECTION 9

                                   EMPLOYMENT

     9.1 Employment Arrangements. All employees, officers, and directors of Sturgis will remain employees, officers, and directors of Sturgis after the Effective Date and the consummation of the Reorganization contemplated by this Agreement. As a result of this Agreement and the Reorganization contemplated by this Agreement:

          (a) No Payments and benefits to current or former directors, officers and employees of Sturgis will result from the transactions contemplated hereby or the termination of such persons' service or employment within two years after completion of the Reorganization will cause the imposition of excise taxes under Section 4999 of the Internal Revenue Code or the disallowance of a deduction to it pursuant to Section 162, 280G or any other Section of the Internal Revenue Code; and

          (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (A) constitute a stated "Triggering Event" under any employee benefit plan of Sturgis that will result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director, officer, stockholder or employee of Sturgis;
     (B) materially increase any benefits otherwise payable under any

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     employee benefit plan of Sturgis; or (C) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

                                   SECTION 10

                                 MISCELLANEOUS

     10.1 Entire Agreement. This Agreement embodies the entire agreement among the parties and there have been and are no agreements, representations or warranties among the parties with respect to the subject matter of this Agreement other than those set forth herein or those provided for herein.

     10.2 Broker's or Finder's Fees. Neither Sturgis, Holding Company nor Interim Bank has incurred or will incur any liability for brokerage, finders', agents' or investment bankers' fees or commissions in connection with this Agreement or the transactions contemplated hereby.

     10.3 No Assignment. This Agreement may not be assigned by any party hereto, by operation of law or otherwise, except as contemplated hereby.

     10.4 Headings. The description of the Sections of this Agreement are inserted for convenience only and are not a part of this Agreement.

     10.5 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if such provision in this Agreement is held to be prohibited by or invalid under applicable law, then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     10.6 No Third Party Beneficiaries. Nothing in this Agreement shall entitle any person (other than the parties hereto and their respective successors and assigns) permitted hereby, to any claim, cause of action, remedy or right of any kind.

     10.7 Governing Law. This Agreement has been executed in the State of Michigan and the law of the State of Michigan shall govern the validity and the interpretation hereof and the performance by the parties except to the extent that federal law is applicable.

     10.8 Counterparts. To facilitate the filing of this Agreement, any number of counterparts hereof may be executed (including facsimile signature) and each such counterpart shall be deemed to be an original instrument but all such counterparts together shall constitute but one instrument.

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     IN WITNESS WHEREOF, the parties have caused this Plan of Reorganization and
Merger Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                          STURGIS BANCORP, INC.

                                                /s/ LAWRENCE A. FRANKS
                                          --------------------------------------
                                           LAWRENCE A. FRANKS, Chairman of the
                                                          Board

                                          STURGIS BANK & TRUST COMPANY

                                                 /s/ LEONARD L. EISHEN
                                          --------------------------------------
                                            LEONARD L. EISHEN, President & CEO

                                          SBT INTERIM BANK

                                                 /s/ LEONARD L. EISHEN
                                          --------------------------------------
                                               LEONARD L. EISHEN, President

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            AMENDMENT TO PLAN OF REORGANIZATION AND MERGER AGREEMENT

     This Amendment to the Plan of Reorganization and Merger Agreement ("Reorganization Agreement") dated September 17, 2001, by and between STURGIS BANK & TRUST COMPANY ("Sturgis"), STURGIS BANCORP, INC. ("Holding Company") and SBT INTERIM BANK ("Interim Bank") is entered into as of November 15, 2001.

     Pursuant to SECTION 6.1 of the Reorganization Agreement, Sturgis, Holding Company and Interim Bank hereby amend the Reorganization Agreement by deleting the condition set forth in Section 4.3 which states:

          4.3 Issuance of a favorable opinion in a form and substance satisfactory to each of the parties hereto and their counsel, with respect to the tax consequences on the parties and their stockholders of the Merger described herein.

Consistent with SECTION 6.1 of the Reorganization Agreement, this amendment does not change the number or kind of securities to be issued by Holding Company exchanged for each security of Sturgis, or any other principal terms.

     IN WITNESS WHEREOF, the parties have caused this Amendment to the Plan of Reorganization and Merger Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                          STURGIS BANCORP, INC.

                                                /s/ LAWRENCE A. FRANKS
                                          --------------------------------------
                                           LAWRENCE A. FRANKS, Chairman of the
                                                          Board

                                          STURGIS BANK & TRUST COMPANY

                                                 /s/ LEONARD L. EISHEN
                                          --------------------------------------
                                            LEONARD L. EISHEN, President & CEO

                                          SBT INTERIM BANK

                                                 /s/ LEONARD L. EISHEN
                                          --------------------------------------
                                               LEONARD L. EISHEN, President

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